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                                                                    Exhibit 99.1

                                                          Contact: James R. Ladd
                                                             BSQUARE Corporation
                                                               Tel: 425-519-5900
                                                   investorrelations@bsquare.com

                      BSQUARE REPORTS FIRST QUARTER RESULTS

BELLEVUE, WASH. - APRIL 24, 2003 - BSQUARE Corporation (Nasdaq: BSQR) today announced its operating results for the first quarter of 2003. Revenue was $8.1 million for the quarter, within the company's previously announced expected range of $7.5 million to $8.5 million. In the first quarter of 2002, BSQUARE had revenue of $8.7 million, and in the fourth quarter of 2002 the company had revenue of $9.3 million.

The company's net loss for the quarter was $6.6 million ($0.18 per share), which was outside management's previously announced expected range of $0.12 to $0.16 per share. The quarter's net loss compares to a $9.2 million ($0.26 per share) loss before cumulative effect of change in accounting principle in the same quarter of 2002, and a net loss of $11.1 million ($0.30 per share) in the fourth quarter of 2002. The first and the fourth quarters of 2002 included restructuring charges of $2.2 million ($0.06 per share) and $4.2 million ($0.11 per share), respectively. In addition, the first quarter of 2002 included a charge of $1.7 million ($0.05 per share) for acquired in-process research and development costs.

President and chief executive officer Bill Baxter said the company's somewhat lower revenue reflected the anticipated convergence of three factors. "During the quarter, seasonal weakness in demand for professional engineering services was compounded by the effects of the continued weak demand for technology products and services. And as a result of one unusually large customer order last December, revenue from sales of third-party products during the first quarter of 2003 was also less than in the fourth quarter although significantly more than in earlier quarters of 2002. The rapid growth of BSQUARE's third-party product sales has made the company the largest distributor of Microsoft licenses in North America. While this business carries relatively low margins, we continue to believe that it provides opportunities for sales of other products and services.

"Continuing the positive trend which began in the third quarter of last year, we reduced our operating expenses significantly again this quarter. As we continue to focus on reducing research & development spending, rationalizing our product lines and tightening our cost controls, we expect to see further declines in operating expenses over the next two quarters," Baxter said.

The company expects customers to begin manufacturing devices based on its Power Handheld Reference Design beginning in the third quarter of 2003. Baxter said he is encouraged by the number of
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prospective customers who have expressed interest in various forms of the product. The company is now in discussions with more than a dozen original equipment manufacturers and has begun providing units for evaluation over the next three months. NEC Solutions (America) has already contracted to purchase 25,000 licenses for the Power Handheld's software suite, citing the innovative user interface the software suite provides.

For the second quarter of 2003, Baxter said the company expects an increase in service revenue. The volume of professional engineering services work in process has increased during the first month of the quarter, fueled by a number of new contracts -- including a sizable project for Motorola. According to Baxter, "These customers and others who have experienced BSQUARE's services in the past are returning for our help to reduce the time and cost of their device development efforts, and to get their products to market faster." In addition, BSQUARE now offers development solutions for AMD Alchemy-based devices running Microsoft Windows CE .NET so AMD customers can outsource work on both hardware and Windows CE system software components to BSQUARE.

Baxter said he expects the company's revenue for the second quarter of 2003 to be between $8 and $9 million, and a net loss in the range of $0.15 to $0.20 per share.

According to BSQUARE CFO Jim Ladd, at March 31, 2003, the company had $25.6 million in cash, restricted cash, cash equivalents and short-term investments. Although BSQUARE used $9.8 million cash during the first quarter of 2003 for a combination of current operating needs and prior restructuring costs, Ladd said the company currently expects to reduce its use of cash to $4 million to $5 million in the second quarter, including $1 million for liabilities related to previous restructurings, but reduced by $2.9 million from an expected refund of prior years' income taxes.

CONFERENCE CALL

Management will host a conference call today, Thursday, April 24, 2003, at 2:00 PM Pacific Time. To access the call, please dial (706) 634-1118 and reference BSQUARE or confirmation # 9634951. The call may also be accessed by webcast at www.BSQUARE.com in the investor relations section. A webcast replay will be available for one year following the call. A telephonic replay of the call will be available later in the day: to access the replay, please dial (706) 645-9291; reference confirmation # 9634951. The telephonic replay will be available for three days following the call.

ABOUT BSQUARE

BSQUARE accelerates the development, deployment and management of next generation smart devices and applications. The company's product and service suite includes Device Development Solutions,
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Wireless Solutions and Location-based Solutions. For nearly a decade, BSQUARE has provided more than 150 world-class manufacturers, integrators and service providers the necessary building blocks to design, develop and test innovative products quickly and cost effectively. BSQUARE offers its customers expertise in the latest hardware and software platforms and systems, providing critical engineering services that have resulted in the successful launch of hundreds of new products and applications. BSQUARE's new wireless product and service solutions help companies expand into new data-oriented mobile markets, increasing client revenue and reducing risk and support costs associated with product development. For more information, visit BSQUARE at www.BSQUARE.com or call 888-820-4500.

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to our sales, customer prospects, product manufacture, financial goals, revenue targets, cash usage and projected financial results. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Our forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially from those projected. Factors that could affect our actual results include a decline in the market for our products, technology licenses and services, a decline in the market for Windows-based or other smart devices or the failure of this market to develop as anticipated, adverse changes in macro-economic conditions, our ability to successfully implement, execute and make adjustments in our business strategy, business model or product offerings to meet the needs of our current, new and potential customers, risks associated with the effects of our restructurings and our ability to successfully support our operations, competition and intellectual property risks. In addition, demand for our Power Handheld based devices is uncertain and will be affected by a variety of business and economic conditions, including customer-ordering patterns. Major health concerns, such as the possible spread of the SARS illness, could also adversely affect our manufacturing strategy and customer ordering patterns. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in BSQUARE's Annual Report on Form 10-K for the year ended December 31, 2002 in the section entitled "Risk Factors." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.
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                               BSQUARE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (in thousands, except share amounts)

                                     ASSETS

                                                                                       MARCH 31,      DECEMBER 31,
                                                                                         2003            2002
                                                                                      ----------      -----------
Current assets:                                                                       (UNAUDITED)
   Cash and cash equivalents ...................................................      $   3,433       $  11,041
   Restricted cash .............................................................          2,481           2,582
   Short-term investments ......................................................         16,329          18,444
   Accounts receivable, net ....................................................          7,177           6,494
   Income taxes receivable .....................................................          2,924           2,934
   Prepaid expenses and other current assets ...................................          1,380           1,966
   Deferred income taxes .......................................................             28              28
                                                                                      ---------       ---------
         Total current assets ..................................................         33,752          43,489

Furniture, equipment and leasehold improvements, net ...........................          2,809           3,124
Restricted cash ................................................................          3,358           3,358
Investments ....................................................................            132             210
Intangible assets, net .........................................................            704             850
Deposits and other assets ......................................................          2,489           2,566
                                                                                      ---------       ---------
         Total assets ..........................................................      $  43,244       $  53,597
                                                                                      =========       =========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ............................................................      $   2,050       $   1,942
   Accrued compensation ........................................................          1,458           3,079
   Accrued restructuring costs, current portion ................................          3,682           5,659
   Accrued expenses ............................................................          3,167           3,204
   Deferred income taxes .......................................................             28              28
   Deferred revenue ............................................................          2,140           1,620
                                                                                      ---------       ---------
         Total current liabilities .............................................         12,525          15,532
Restructuring costs, net of current portion ....................................          4,582           5,431
                                                                                      ---------       ---------
         Total liabilities .....................................................         17,107          20,963
Commitments and contingencies
Shareholders' equity:
    Preferred stock, no par value: authorized 10,000,000 shares; no shares
      issued and outstanding ...................................................             --              --
    Common stock, no par value: authorized 150,000,000 shares, issued and outstanding, 37,162,033 shares as of March 31, 2003 and 36,968,128 shares
      as of December 31, 2002 ..................................................        117,332         117,149
   Deferred stock-based compensation ...........................................            (11)            (15)
   Accumulated other comprehensive loss ........................................           (410)           (325)
   Accumulated deficit .........................................................        (90,774)        (84,175)
                                                                                      ---------       ---------
         Total shareholders' equity ............................................         26,137          32,634
                                                                                      ---------       ---------
            Total liabilities and shareholders' equity .........................      $  43,244       $  53,597
                                                                                      =========       =========

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                               BSQUARE CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                                                        THREE MONTHS ENDED
                                                                                             MARCH 31,
                                                                                      ------------------------
                                                                                         2003           2002
                                                                                      ----------     ---------
Revenue:                                                                                     (UNAUDITED)
   Service .....................................................................      $  1,968       $  6,007
   Product .....................................................................         6,100          2,689
                                                                                      --------       --------
      Total revenue ............................................................         8,068          8,696
Cost of revenue:
   Service .....................................................................         2,418          4,384
   Product .....................................................................         4,873          1,051
                                                                                      --------       --------
      Total cost of revenue ....................................................         7,291          5,435
                                                                                      --------       --------
      Gross profit .............................................................           777          3,261
Operating expenses:
   Research and development ....................................................         3,103          4,142
   Selling, general and administrative .........................................         3,800          4,594
    Acquired in-process research and development ...............................            --          1,698
    Amortization of intangible assets ..........................................           146            421
    Impairment of goodwill and other intangible assets .........................           435             --
    Restructuring and other related charges ....................................            --          2,205
                                                                                      --------       --------
      Total operating expenses .................................................         7,484         13,060
                                                                                      --------       --------
      Loss from operations .....................................................        (6,707)        (9,799)
Other income, net:
   Investment income, net ......................................................           108            535
                                                                                      --------       --------
Loss before income taxes and cumulative effect of change in accounting principle        (6,599)        (9,264)
Income tax benefit .............................................................            --             29
                                                                                      --------       --------
Loss before cumulative effect of change in accounting principle ................        (6,599)        (9,235)
Cumulative effect of change in accounting principle ............................            --        (14,932)
                                                                                      --------       --------
      Net loss .................................................................      $ (6,599)      $(24,167)
                                                                                      ========       ========
    Basic and diluted loss per share:
        Loss before cumulative effect of change in accounting principle ........      $  (0.18)      $  (0.26)
        Cumulative effect of change in accounting principle ....................            --          (0.42)
                                                                                      --------       --------
           Basic and diluted loss per share ....................................      $  (0.18)      $  (0.68)
                                                                                        ======         ======
    Shares used in calculation of loss per share:
        Basic and diluted ......................................................        37,029         35,364
                                                                                        ======         ======